UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2009
SUTURA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25548	84-1010269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17080 Newhope Street, Fountain Valley, California	92708
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 437-9801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 8.01. Other Events
SIGNATURES

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Section 1 – Registrant’s Business and Operations
     Item 1.02. Termination of a Material Definitive Agreement
     To the extent required by Item 1.02 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 1.02.
Section 2 – Financial Information
Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     To the extent required by Item 2.04 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this item 2.04.
Section 8 – Other Events
     Item 8.01. Other Events
     Effective May 18, 2009, Registrant terminated that certain Asset Purchase Agreement by and between Nobles Medical Technology, Inc (“Nobles”) and Registrant, dated as of December 12, 2008, as amended by that certain First Amendment to Asset Purchase Agreement effective as of February 4, 2009 (as amended, the “Purchase Agreement”).
     The Purchase Agreement contemplated the sale of substantially all of Registrant’s assets to Nobles. Pursuant to the Purchase Agreement, Nobles was also managing the operation and day-to-day business of Registrant, subject to such general oversight by Registrant’s board of directors as was required for the board to exercise its fiduciary duties. The Purchase Agreement provided that, in exchange for $6.75 million and the assumption by Nobles of certain liabilities, Registrant would sell and transfer to Nobles $3.0 million in cash and cash equivalents (less the amount of certain expenses of Registrant incurred between November 3, 2008 and the closing date to the extent that such expenses exceed $1.5 million) and all of the non-cash assets of Registrant (except for certain excluded assets), free and clear of all liens and encumbrances. The assets that were excluded from the asset sale included Registrant’s cash and cash equivalents in excess of $3.0 million (less the amount of certain expenses incurred between November 3, 2008 and the closing date to the extent that such expenses exceed $1.5 million), Registrant’s certificate of incorporation, bylaws, corporate minute books, stock ledgers and similar corporate documents and instruments, and the shares of capital stock or other interests that the Company holds in its subsidiaries. Upon the closing of the asset Purchase Agreement, the parties had agreed that the $6.75 million purchase price be paid by Nobles to Whitebox Advisors, LLC for the benefit of certain affiliates of Whitebox Advisors, LLC in exchange for the release by such entities of their security interests in Registrant’s assets being sold. Neither Registrant nor any of its stockholders based on their equity holdings in would have received any portion of the purchase price from the sale of the assets.

     Section 14.1(d) of the Purchase Agreement provided both Nobles and Registrant with the right to terminate the Purchase Agreement if the transaction contemplated by the Purchase Agreement had not closed on or before May 15, 2009 through no fault of the terminating party. Prior to consummating the Purchase Agreement, Registrant was required to make certain filings with the Securities and Exchange Commission (“SEC”). Registrant was still in the process of complying with the SEC filing requirements when the termination right arose for either party.
     Certain secured debt obligations of Registrant mature on July 1, 2009 for which Registrant has insufficient funds to pay-in full. The proceeds from the Purchase Agreement were to be used to satisfy a portion of those obligations. As a result of the termination of the Purchase Agreement, Registrant will continue to evaluate and pursue possible asset sale or other strategic opportunities, including continuing to negotiate possible transactions with Nobles or other third parties, as well as to take steps to preserve the value of the remaining assets for the benefit of its creditors.
     Further, on May 19, 2009, in an effort to conserve available funds in anticipation of secured obligations maturing on July 1, 2009, Registrant terminated all of its employees and has ceased operations.
     On July 1, 2009, secured notes in the aggregate principal amount of $12,491,468 (the “Secured Notes”) issued pursuant to Note Purchase Agreements and Secured Convertible Promissory Notes dated September 17, 2004, March 24, 2005 and September 7, 2005, as amended, held by Whitebox Convertible Arbitrage Partners, L.P., a British Virgin Islands limited partnership, Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership, Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership, Pandora Select Partners, L.P., a British Virgin Islands limited partnership, Scot W. Malloy and Gary S. Kohler (collectively, the “Whitebox Parties”) mature and become due and payable. Registrant does not have sufficient cash reserves and liquid assets to satisfy the amounts of principal and accrued interest that will become due on July 1, 2009, and Registrant believes that it is insolvent and that it will default on the payments due the Whitebox Parties on July 1, 2009.
     Failure to pay the amounts due to the Whitebox Parties on July 1, 2009, will also result in a default on, and cause an acceleration of the due date of, outstanding unsecured notes issued on May 18, 2007, June 13, 2007 and July 2, 2007 and due to certain of the Whitebox Parties in the aggregate principal amount of $1,700,000 (the “Unsecured Notes”). The Unsecured Notes are originally due on May 18, 2012, but will accelerate and become due upon a payment default of the Secured Notes.
     Additionally, due to certain defaults of covenants by Registrant, the Whitebox Parties could accelerate and require the immediate payment of the Secured Notes and Unsecured Notes. The Secured Notes and Unsecured Notes provide that if Registrant becomes insolvent or fails to timely make required filings under the Securities and Exchange Act of 1934, as amended, Registrant will be in default of the Secured Notes and Unsecured Notes. Such defaults would entitle the Whitebox Parties to accelerate and require that Registrant immediately pay all principal and accrued interest due under the Secured Notes and Unsecured Notes.
     Further, in connection with the proposed asset sale to Nobles Medical Technologies, Inc., Registrant entered into a paydown letter agreement with the Whitebox Parties pursuant to which the Whitebox Parties agreed to release their existing liens on the Company’s assets upon consummation of the Company’s proposed transaction with Nobles Medical if the consideration from the proposed transaction and any cash and cash equivalents remaining at the time of closing (net of amounts to be paid to Nobles Medical pursuant to the definitive agreements) be paid directly to Whitebox Advisors, as the collection agent for the Whitebox Parties. Additionally, the letter agreement provided that the failure by the Company to consummate the transactions contemplated by the asset purchase agreement by February 28, 2009 constituted an event of default, without regard to any notice provision or the lapse of any applicable grace period, under the security agreements pursuant to which the Whitebox Parties are secured creditors and the related loan documents.
     Registrant cannot give any assurances as to whether the Whitebox Parties will declare a default prior to July 1, 2009 and accelerate and cause the Unsecured Notes and Secured Notes to become immediately due and payable. All of Registrant’s assets including, without limitation, all of its intellectual property, have been pledged for the benefit of the Whitebox Parties as security for performance of Registrant’s obligations under the security agreements and the related loan documents for the Secured Notes. The Whitebox Parties have a senior secured position on all of Registrant’s assets, and Registrant believes that any failure to make a required payment due under the Secured Notes will result in the Whitebox Parties proceeding to foreclose on Registrant’s assets.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTURA, INC.

(Registrant)

Date: May 22 , 2009	/s/ Brian Abraham
Brian Abraham
Chief Executive Officer